EXHIBIT 5.1

                        |Rutan & Tucker, LLP Letterhead|

                               September 21, 2001

Telenetics Corporation
25111 Arctic Ocean
Lake Forest, California 92630

Ladies and Gentlemen:

         At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") to be filed by Telenetics Corporation, a California corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 3,500,000 shares of common stock, no par value per share, of the Company (the "Shares"). A total of 3,000,000 of the Shares are to be sold by the Company upon the exercise of stock options to be granted by the Company under its Amended and Restated 2001 Stock Option Plan, and a total of 500,000 of the Shares are to be sold by the by the Company upon exercise of rights to be granted by the Company under its 2001 Employee Stock Purchase Plan. The Shares will be offered and sold pursuant to the Company's Registration Statement to be filed with the Commission.

         As counsel for the Company and for purposes of this opinion, we have made those examinations and investigations of legal and factual matters we deemed advisable and have examined the originals, or copies certified to our satisfaction as being true copies, of those corporate records, certificates, documents and other instruments which, in our judgment, we considered necessary or appropriate to enable us to render the opinion expressed below. For these purposes, we have relied upon certificates provided by public officials and by officers of the Company as to certain factual matters. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of documents submitted to us as certified or photostatic copies, and the authenticity of the originals of the latter documents.

         On the basis of the foregoing, and solely relying thereon, we are of the opinion that the Shares are duly authorized and, provided the Shares are issued, delivered and paid for in the manner and upon the terms contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                             Respectfully submitted,

                             /S/ RUTAN & TUCKER, LLP